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                                  EXHIBIT 23.1






















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                                                                  EXHIBIT 23.1




                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement of Computer Integration Corp. (CIC) on Form S-8 pertaining to the Computer Integration Corp. 1994 Stock Option Plan, as amended, and 1994 Employee Incentive Plan of our report dated August 4, 1995, with respect to the consolidated financial statements and financial statement schedule of CIC as of and for the years ended June 30, 1995 and 1994, and the period from inception (July 29, 1992) through June 30, 1993, and of our report dated August 9, 1993, with respect to the statements of income and retained earnings, cash flows and related financial statement schedule for the period from July 1, 1992 through March 30, 1993 of Copley Systems Corporation, included in CIC's Annual Report on Form 10-K for the year ended June 30, 1995 filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG LLP


West Palm Beach, Florida
May 20, 1996








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